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                            STANDARD FINANCIAL, INC.
                    MANAGEMENT RECOGNITION AND RETENTION PLAN



                                    ARTICLE I
                                  ESTABLISHMENT

     Standard Financial, Inc., a Delaware corporation (the "Company"), hereby establishes the Standard Financial, Inc. Management Recognition and Retention Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                                     PURPOSE

     The purpose of the Plan is to retain Officers and key Employees of experience and ability by providing such persons with a proprietary interest in the Company as compensation for their contributions to the Company and Affiliates and as an incentive to make such contributions and to promote the Company's and the Affiliates' growth and profitability in the future.

                                   ARTICLE III
                                   DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.1 "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations issued thereunder.

     3.2 "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, or if the designated person or persons predecease the Participant, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     3.3   "Bank" means Standard Federal Bank for savings.

     3.4   "Board" means the Board of Directors of the Company.

     3.5 "Cause" shall have the meaning set forth in any unexpired employment or change in control agreement between the Participant and the Company and/or an Affiliate (and, in the absence of any such agreement, shall mean personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation or a final cease and desist order which results in a material loss to the Company or any Affiliate).

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     3.6   "Change in Control" means:

               (a) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute a majority thereof, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the board members then still in office who were board members at the beginning of the period or who were similarly nominated;

               (b) a change in control of the Bank or the Company as described in 12 C.F.R. Section 574.4(a) occurs;

               (c) the Board of Directors of the Company or the Bank adopts a resolution to the effect that a Change in Control of the Company or the Bank for purposes of this Plan has occurred;

               (d) an event of a nature that the Company would be required to report in response to item 1(a) of the current report on Form 8-K as in effect on the date of this Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), occurs;

               (e) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), representing 20% or more of the Company's or the Bank's outstanding securities, except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to stock form, any securities purchased by the Bank's employee stock ownership plan and trust and any person who becomes a 20% beneficial owner solely as a result of stock repurchases by the Company; or

               (f) a plan of reorganization, merger, consolidation, sale or liquidation of all or substantially all assets of the Company or the Bank or a similar transaction occurs in which the Company or the Bank is not the resulting entity.


     3.7   "Committee" means the Committee appointed by the Board pursuant to
Section 4.1 to administer the Plan.

     3.8 "Common Stock" means the common stock, $.01 par value per share, of the Company.

     3.9 "Conversion" means the conversion of the Bank from the mutual to the stock form of organization and the acquisition of the Bank by the Company.

     3.10  "Disability" means "permanent and total disability" as defined in
Section 22(e)(3) of the Code.

     3.11 "Employee" means any person who is employed by the Company or an Affiliate.

     3.12 "Normal Retirement Age" means attainment of age 65 and completion of five years of service with the Company or any Affiliate.

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     3.13  "Officer" means an officer of the Company or any Affiliate.

     3.14 "Participant" means an Officer or a key Employee who receives a Plan Share Award under the Plan.

     3.15 "Plan Share Award" means a right granted under the Plan to earn Plan Shares.

     3.16 "Plan Shares" means shares of Common Stock held in a Trust and issued or issuable to a Participant pursuant to the Plan.

     3.17 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.2 and 5.3.

     3.18 "Trust" means a trust established by the Board in connection with the Plan to hold Plan assets for the purposes set forth herein.

     3.19 "Trustee" means that person or persons and entity or entities approved by the Board pursuant to Sections 4.2 and 4.3 to hold legal title to any of the Plan assets for the purposes set forth herein.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN


 4.1 APPOINTMENT OF THE COMMITTEE. The Committee shall be appointed by the Board and shall be comprised of members of the Board who are not Employees and who are "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act promulgated by the Securities and Exchange Commission.

 4.2 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the provisions of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board one or more person(s) or entity to act as Trustee(s) in accordance with the provisions of this Plan and the terms of any trust agreement. Notwithstanding the foregoing, the Plan shall in all instances be administered and interpreted to comply with the regulations of the Office of Thrift Supervision, Department of the Treasury, and any successor thereto.

 4.3 ROLE OF THE BOARD. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may appoint, remove, replace or add any Trustees.

 4.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Plan Share Award to the full extent provided for under the Company's charter or bylaws with respect to the indemnification of Directors.


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                                    ARTICLE V
                      CONTRIBUTIONS AND PLAN SHARE RESERVE



 5.1  CONTRIBUTIONS.  Following the effective date of the Plan as provided in
Section 8.7, the Company shall contribute to the Trust up to 745,200 authorized but unissued shares of Common Stock, but in no event more than that amount permitted under applicable law or regulation. No contributions by Participants shall be permitted.

 5.2 CREATION OF PLAN SHARE RESERVE. Shares of Common Stock contributed to the Trust shall constitute the "Plan Share Reserve." Any earnings received with respect to Common Stock held in the Plan Share Reserve shall be held in an interest bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest bearing account on behalf of the Participant.

 5.3 EFFECT OF ALLOCATIONS AND FORFEITURES UPON PLAN SHARE RESERVE. Upon the allocation of Plan Share Awards, or the decision of the Committee to sell Plan Shares and return the proceeds to the Company (or, if applicable, the Affiliate which made the contribution to purchase such shares), the Plan Share Reserve shall be reduced by the number of Plan Shares subject to the Plan Share Awards so allocated or sold. Any Plan Shares subject to a Plan Share Award which are forfeited by the Participant shall remain in the Plan Share Reserve.

                                   ARTICLE VI
                           ELIGIBILITY AND ALLOCATIONS



 6.1 ELIGIBILITY. Officers and key Employees designated by the Committee may be eligible to receive Plan Share Awards.

 6.2  ALLOCATIONS.

     (a) The Committee shall determine which, if any, Officers and key Employees shall be granted Plan Share Awards, and the number of Plan Shares covered by each Plan Share Award. The number of Plan Shares which may be covered by all Plan Share Awards granted to any individual shall not exceed more than 25% of the total number of plan shares.

     (b) Notwithstanding anything contained herein to the contrary, the number of Plan Shares covered by Plan Share Awards may not exceed the number of Plan Shares in the Plan Share Reserve immediately prior to the grant of such awards, and in no event shall any Plan Share Award be made which will violate the charter, bylaws or Plan of Conversion of the Bank or any applicable law or regulation. Upon termination of the Plan any remaining Plan Shares shall be sold by the Trustee and the proceeds of such sale shall be returned to the Company (or, if applicable, the Affiliate which made the contribution to purchase such shares).

 6.3 FORM OF ALLOCATION. As promptly as practicable after a determination is made that a Plan Share Award will be granted, the Participant shall be notified in writing of the grant of the Plan Share Award. Such notice shall include the number of Plan Shares covered by the Plan Share Award and the terms upon which the Plan Shares subject to the award will be vested. The date on which the Committee so notifies

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the Participant shall be considered the date of grant of the Plan Share Award.
The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

 6.4 ALLOCATIONS NOT REQUIRED. Notwithstanding anything to the contrary contained in the Plan, no Officer or key Employee shall have any right or entitlement to receive a Plan Share Award and all Plan Share Awards shall be made at the total discretion of the Committee. The Committee shall, if so directed by the Board, direct the Trustee to sell all Common Stock in the Plan Share Reserve and return the proceeds from such sale to the Company (or, if applicable, the Affiliate which made the contribution to purchase such shares) at any time; provided, however, that if such sale is subject to any restrictions on sales of securities, then such Common Stock shall be returned to the Company.


                                   ARTICLE VII
                 VESTING, DISTRIBUTION AND VOTING OF PLAN SHARES



 7.1  VESTING.

 (a) GENERAL RULES. Unless the Committee shall specifically provide a longer vesting schedule at the time a Plan Share Award is granted, Plan Shares subject to a Plan Share Award shall vest at the rate of 20% of the aggregate number of Plan Shares covered by the Plan Share Award on the first anniversary of the date of grant and 20% annually thereafter as long as the Participant remains employed with the Company or an Affiliate.

     If the employment of a Participant is terminated prior to the time the Plan Share Award is 100% vested for any reason except as specifically provided in paragraph (b) below, the Participant shall forfeit any Plan Shares subject to his Plan Share Award which are not then vested.

     In determining the number of Plan Shares which are vested, fractional shares shall be rounded down to the nearest whole number, and such fractional shares shall be aggregated and vested on the date as of which the Plan Share Award becomes 100% vested.

 (b) DISABILITY, RETIREMENT OR DEATH. All Plan Shares subject to a Plan Share Award held by a Participant whose employment with the Company and all Affiliates terminates due to death, Disability, or after attainment of Normal Retirement Age, shall become 100% vested as of the Participant's last day of employment with the Company and all Affiliates.

 (c) REVOCATION FOR CAUSE. Notwithstanding anything in the Plan to the contrary, the Committee may revoke, rescind and terminate any Plan Share Award, or portion thereof, to the extent Plan Shares (whether or not yet vested) have not been delivered thereunder, awarded to an Employee or Officer who is discharged from the Company or an Affiliate for Cause, or who is discovered after termination of employment or service to have engaged in conduct that would have justified termination for Cause.

 (d) CHANGE IN CONTROL. All Plan Shares subject to a Plan Share Award held by a Participant shall become 100% vested upon a Change in Control.


 7.2 ACCRUAL OF DIVIDENDS. Dividends received on Plan Shares shall be held in the Trust until the Plan Shares to which they relate are distributed. Whenever Plan Shares are distributed to a Participant or

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Beneficiary, such Participant or Beneficiary shall also be entitled to receive, with respect to each Plan Share distributed, an amount attributable to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the Participant's Plan Share Award was granted and the date the Plan Shares subject to the award are distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any dividends so distributed.

 7.3  DISTRIBUTION OF PLAN SHARES.

 (a) TIMING OF DISTRIBUTION. Plan Shares shall be distributed to the Participant or his Beneficiary, as the case may be, as soon as practicable after they become vested.

 (b) FORM OF DISTRIBUTION. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be distributed for each Plan Share vested and distributable. Payments representing accumulated dividends (and earnings thereon, if any) shall be made in cash or Common Stock.

 (c) WITHHOLDING. The Trustee shall withhold from any payment or distribution made under the Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Trustee may require the Participant or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Affiliate which employs or employed such Participant any such amount withheld from or paid by the Participant or Beneficiary. If this Plan is qualified under 17 C.F.R.
Section 240.16b-3 of the Exchange Act Rules, then any withholding shall comply with 17 C.F.R. Section 240.16b-3(e).

 7.4 VOTING OF PLAN SHARES. All unvested shares of Common Stock held by the Trustee shall be voted by the Trustee.

                                  ARTICLE VIII
                                  MISCELLANEOUS


 8.1 ADJUSTMENTS FOR CAPITAL CHANGES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the Committee shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Award relates to prevent dilution or enlargement of the rights granted to a Participant under the Plan.

 8.2 AMENDMENT AND TERMINATION OF PLAN. The Board may at any time amend or terminate the Plan. Except as otherwise provided, rights and obligations under any Plan Share Award granted before an amendment shall not be altered or impaired by such amendment without the written consent of the Participant. If the Plan becomes qualified under 17 C.F.R. Section 16b-3 of the rules and regulations promulgated under the Exchange Act and an amendment would require stockholder approval under such Rule 16b-3 to retain the Plan's qualification, then such amendment shall be presented to stockholders for ratification, provided, however, that, to the extent set forth in the amendment, the failure to obtain stockholder ratification shall not affect the validity of the Plan as so amended and the Plan Share Awards

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granted thereunder.  The power to amend or terminate shall include any part of the assets of the Trust, including proceeds from the sale of shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards made to Participants. The termination of the Trust shall not affect a Participant's right to vest in his Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of the Plan and the grant by the Committee. Notwithstanding the foregoing, the Plan shall in all instances be administered and interpreted to comply with the regulations of the Office of Thrift Supervision, Department of the Treasury, and any successor thereto.

 8.3 NONTRANSFERABLE. Plan Share Awards and rights to Plan Shares shall not be transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of the Participant, Plan Shares may only be vested in and paid to the Participant who was notified in writing of the Award by the Committee pursuant to Section 6.3.

 8.4 EMPLOYMENT RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Officer or Employee to continue in the employ of the Company or any Affiliate.

 8.5 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.2 and 7.4, prior to the time such Plan Shares are actually distributed to him.

 8.6 GOVERNING LAW. The Plan and Trust shall be governed by the laws of the State of Illinois to the extent not preempted by the laws of the United States.

 8.7 EFFECTIVE DATE. This Plan is effective upon approval of the Plan by the affirmative vote of a majority of the securities of the Company present, or represented, and entitled to vote at a duly called annual or special meeting of the stockholders of the Company, or any adjournment thereof, held no earlier than six months after completion of the Conversion but within 12 months of the effective date of the Conversion. No Plan Share Award may be granted hereunder prior to the effective date of the Plan.

 8.8  TERM OF PLAN.  This Plan shall remain in effect until the earlier of
(i) termination by the Board, or (ii) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

 8.9 COMPLIANCE WITH SECTION 16. If the Plan is subject to 17 C.F.R. Section 240.16b-3 of the Exchange Act Rules, with respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. No Plan Shares shall be distributed unless and until all of the requirements of all applicable laws and regulations shall have been fully complied with, including the receipt of approval of the Plan by the stockholders of the Company by such vote, if any, as may be required by applicable laws and regulations. Notwithstanding the foregoing, the Plan shall in all instances be administered and interpreted to comply with the regulations of the Office of Thrift Supervision, Department of the Treasury, and any successor thereto.

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     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and the corporate seal to be affixed and duly attested
as of the                  day of          , 19    .



                                        STANDARD FINANCIAL, INC.
                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------


Attest:


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